Exhibit 99.1

Prestige Brands Holdings, Inc. Reports Record Second Quarter Revenue of $168.4 Million;
Record Operating Income of $53.8 Million

Tarrytown, NY-(Business Wire)-November 7, 2013-Prestige Brands Holdings, Inc. (NYSE-PBH) today announced results for the second quarter and first six months of fiscal year 2014, which ended on September 30, 2013.

In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the “About Non-GAAP Financial Measures” section at the end of this earnings release.

These results include reported second fiscal quarter revenues of $168.4 million, an increase of 4.1% over the prior year comparable period’s revenues of $161.9 million, or approximately 5.0% excluding the $1.4 million impact of the divested Phazyme® brand. Revenues increased 1.6% in the second fiscal quarter excluding the impact on revenues from the acquisition of Care Pharmaceuticals (Care) on July 1, 2013, and the impact of the divested Phazyme brand on the prior year’s revenues. Reported revenues for the six month period totaled $311.4 million, an increase of approximately 1% over the prior year six month period’s revenues of $308.9 million. Excluding the items mentioned above, revenues for the six month period increased 0.1% over the prior year’s comparable period.

Reported net income for the second fiscal quarter was $32.8 million, or $0.63 per diluted share, 71% higher than the prior year comparable quarter’s results of $19.2 million, or $0.38 per diluted share. The $13.6 million increase in net income is due to strong portfolio performance, a full quarter of ownership of Care, and favorable changes in state tax laws. Adjusted earnings per share increased 11.9% to $0.47 compared to the prior year’s adjusted earnings per share of $0.42. The current quarter’s adjusted earnings per share excludes items related to the Care acquisition and the impact of changes in state tax laws. The prior quarter’s adjusted earnings per share excludes items related to the acquisition of the GSK brands and other items.

Reported net income for the first six months of fiscal 2014 was $53.5 million, or $1.03 per diluted share, 57.8% higher than the prior year’s comparable period results of $33.9 million or $0.66 per diluted share. Adjusted earnings per share for the first half of fiscal 2014 were $0.88, compared to adjusted earnings per share of $0.77 in the prior year’s comparable period. The fiscal 2014 six month period includes $1.3 million in items related to the Care acquisition and a $9.1 million benefit from changes in state tax laws. The fiscal 2013 six month period includes $5.4 million of items largely associated with the acquisition of the GSK brands.

Reported operating income for the second fiscal quarter was a record $53.8 million compared to $51.2 million in the prior year’s comparable period. Increases in sales and gross margin percentages in the second fiscal quarter resulted in record operating income, an increase of 5.1% over the prior year’s comparable period. Reported operating income for the first six months of fiscal 2014 was $103.2 million, an increase of 8.6% over the prior year comparable period’s results of $95.0 million.

Reported revenues for the Over-The-Counter Healthcare segment (OTC) were $142.6 million for the second fiscal quarter, 3% higher than the prior year comparable period’s results of $137.9 million. The fiscal 2014 second quarter segment results include the impact of the Care acquisition as well as the divestiture of Phazyme®. Excluding the impact of the acquisition and the divestiture, our OTC business grew 0.5% during the second fiscal quarter. For the first six months of the current fiscal year, reported revenues for the OTC segment were $265.5 million, an increase of 1% over the prior year comparable period’s results of $264.1 million. Reported revenues for the Household Cleaning segment were $25.8 million in the second fiscal quarter, an increase of 8% over the prior year's second quarter results of $23.9 million. For the six month period, reported revenues for this segment were $45.9 million compared to $44.7 million in the prior year’s comparable period.

Commentary & Outlook
According to Matthew M. Mannelly, President and CEO, “We are very pleased with our strong performance in the second quarter. We are investing substantially in our core over-the-counter healthcare brands to create shareholder value for the long-term. Our three pronged strategy drives our business--brand building and innovation, aggressive and disciplined M & A, and generating consistent free cash flow that supports a strong balance sheet,” he said.

“We continue to believe that fiscal 2014 will be a transitional year for the company in light of the return of competitive brands to the marketplace. However, with our solid six month performance, we are reconfirming our previously provided adjusted earnings per share estimate of $1.65 for the full fiscal year.” Mr. Mannelly continued, “In the second fiscal quarter, the Company generated $32.8 million in cash provided by operating activities. For the full year, we continue to expect our solid financial profile to generate cash provided by operating activities of approximately $125 million for use in rapid deleveraging and building meaningful M & A capacity.”

Free Cash Flow and Debt Reduction
Free cash flow (“FCF”) is a “non-GAAP financial measure” and is presented here because management believes it is a commonly used measure of liquidity, indicative of cash available for debt repayment and acquisitions. Non-GAAP Free Cash Flow is defined and reconciled to GAAP Net Cash Provided by Operating Activities in the section entitled, “About Non-GAAP Financial Measures” below. The Company's FCF for the first half of the year ended September 30, 2013 was $53.3 million, a decrease of $1.8 million over the prior year comparable period's free cash flow of $55.1 million. The slight decrease in FCF year over year is largely due to the timing of sales in the second fiscal quarter. On a per share basis, FCF for the six months ended September 30, 2013 translates to $1.02 per share compared to $1.08 per share for the second fiscal quarter ended September 30, 2012.

At September 30, 2013, the Company’s net debt was $958.2 million and its covenant-defined leverage ratio was approximately 4.02. The Company’s strong FCF and debt repayment during the second fiscal quarter allowed for a reduction in the leverage ratio of approximately .15, even with the acquisition of Care on July 1, 2013.

Q2 Conference Call & Accompanying Slide Presentation
The Company will host a conference call to review its second quarter results on November 7, 2013 at 8:30 am EDT. The toll-free dial-in numbers are 866-700-6067 within North America and 617-213-8834 outside of North America. The conference pass code is "prestige". The Company will provide a live Internet webcast, a slide presentation to accompany the call, as well as an archived replay, all of which can be accessed from the Investor Relations page of the Company's website at http://prestigebrands.com. The slide presentation can be accessed just before the call from the Investor Relations page of the website by clicking on Webcasts and Presentations. Telephonic replays will be available for two weeks following the completion of the call and can be accessed at 888-286-8010 within North America and at 617-801-6888 from outside North America. The pass code is 55096031.

About Prestige Brands Holdings, Inc.
The Company markets and distributes brand name over-the-counter and household cleaning products throughout the U.S. and Canada, and in certain international markets. Core brands include Chloraseptic® sore throat treatments, Clear Eyes® eye care products, Compound W® wart treatments, The Doctor's® NightGuard® dental protector, the Little Remedies® and PediaCare® lines of pediatric over-the-counter products, Efferdent® denture care products, Luden's® throat drops, Dramamine® motion sickness treatment, BC® and Goody's® pain relievers, Beano® gas prevention, Debrox® earwax remover, and Gaviscon® antacid in Canada. Visit the Company's website at www.prestigebrands.com.

Note Regarding Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding creating shareholder value, our expected future operating results including adjusted earnings per share and cash flow, our strategy and focus, our intention to invest in our core brands, development of innovative products, our generation of free cash flow, rapid deleveraging and aggressive and disciplined M&A. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including the impact of our advertising and promotional initiatives, competition in our industry, and the success of our new product introductions and integration of newly acquired products. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2013, Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and other periodic reports filed with the Securities and Exchange Commission.
Contact: Dean Siegal
914-524-6819

Prestige Brands Holdings, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
(In thousands, except per share data)	2013	2012	2013	2012
Revenues
Net sales	$167,004	$161,323	$309,105	$307,243
Other revenues	1,438	532	2,308	1,609
Total revenues	168,442	161,855	311,413	308,852

Cost of Sales
Cost of sales (exclusive of depreciation shown below)	73,723	71,310	133,211	134,703
Gross profit	94,719	90,545	178,202	174,149

Operating Expenses
Advertising and promotion	26,044	23,508	45,184	43,833
General and administrative	11,619	12,585	23,253	28,736
Depreciation and amortization	3,294	3,296	6,562	6,591
Total operating expenses	40,957	39,389	74,999	79,160
Operating income	53,762	51,156	103,203	94,989

Other (income) expense
Interest income	(25)	(3)	(28)	(5)
Interest expense	16,464	19,663	32,372	39,513
Total other expense	16,439	19,660	32,344	39,508

Income before income taxes	37,323	31,496	70,859	55,481
Provision for income taxes	4,531	12,252	17,375	21,582
Net income	$32,792	$19,244	$53,484	$33,899

Earnings per share:
Basic	$0.64	$0.38	$1.04	$0.67
Diluted	$0.63	$0.38	$1.03	$0.66

Weighted average shares outstanding:
Basic	51,463	50,364	51,343	50,353
Diluted	52,219	51,225	52,130	51,166

Comprehensive income, net of tax:
Currency translation adjustments	1,122	66	1,123	24
Total other comprehensive income	1,122	66	1,123	24
Comprehensive income	$33,914	$19,310	$54,607	$33,923

Prestige Brands Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)

(In thousands) Assets	September 30, 2013	March 31, 2013
Current assets
Cash and cash equivalents	$26,833	$15,670
Accounts receivable, net	80,534	73,053
Inventories	61,935	60,201
Deferred income tax assets	6,427	6,349
Prepaid expenses and other current assets	6,929	8,900
Total current assets	182,658	164,173

Property and equipment, net	11,256	9,896
Goodwill	191,058	167,546
Intangible assets, net	1,399,860	1,373,240
Other long-term assets	23,244	24,944
Total Assets	$1,808,076	$1,739,799

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$51,857	$51,376
Accrued interest payable	13,951	13,894
Other accrued liabilities	23,301	31,398
Total current liabilities	89,109	96,668

Long-term debt
Principal amount	985,000	978,000
Less unamortized discount	(6,302)	(7,100)
Long-term debt, net of unamortized discount	978,698	970,900

Deferred income tax liabilities	198,721	194,288
Other long-term liabilities	296	—
Total Liabilities	1,266,824	1,261,856

Stockholders' Equity
Preferred stock - $0.01 par value
Authorized - 5,000 shares
Issued and outstanding - None	—	—
Preferred share rights	283	283
Common stock - $0.01 par value
Authorized - 250,000 shares
Issued - 51,905 shares at September 30, 2013 and 51,311 shares at March 31, 2013	520	513
Additional paid-in capital	410,664	401,691
Treasury stock, at cost - 191 shares at September 30, 2013 and 181 shares March 31, 2013	(965)	(687)
Accumulated other comprehensive income (loss), net of tax	1,019	(104)
Retained earnings	129,731	76,247
Total Stockholders' Equity	541,252	477,943
Total Liabilities and Stockholders' Equity	$1,808,076	$1,739,799

Prestige Brands Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended September 30,
(In thousands)	2013	2012
Operating Activities
Net income	$53,484	$33,899
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,562	6,591
Deferred income taxes	4,355	12,391
Amortization of deferred financing costs	1,975	2,060
Stock-based compensation costs	2,487	1,973
Amortization of debt discount	798	812
Lease termination costs	—	975
(Gain) loss on sale or disposal of equipment	(3)	51
Changes in operating assets and liabilities, net of effects of acquisitions
Accounts receivable	(5,712)	(24,530)
Inventories	821	(2,904)
Prepaid expenses and other current assets	2,619	5,556
Accounts payable	(1,125)	15,150
Accrued liabilities	(10,663)	8,350
Net cash provided by operating activities	55,598	60,374

Investing Activities
Purchases of property and equipment	(2,319)	(5,266)
Proceeds from sale of property and equipment	3	15
Acquisition of brands from GSK purchase price adjustments	—	(226)
Acquisition of Care Pharmaceuticals, less cash acquired	(55,215)	—
Net cash used in investing activities	(57,531)	(5,477)

Financing Activities
Repayment of long-term debt	(7,500)	(70,000)
Repayments under revolving credit agreement	(35,500)	(8,000)
Borrowings under revolving credit agreement	50,000	33,000
Payment of deferred financing costs	(275)	—
Proceeds from exercise of stock options	5,143	80
Excess tax benefits from share-based awards	1,350	—
Fair value of shares surrendered as payment of tax withholding	(278)	—
Net cash provided by (used in) financing activities	12,940	(44,920)

Effects of exchange rate changes on cash and cash equivalents	156	14
Increase in cash and cash equivalents	11,163	9,991
Cash and cash equivalents - beginning of year	15,670	19,015
Cash and cash equivalents - end of year	$26,833	$29,006

Interest paid	$29,516	$36,524
Income taxes paid	$8,468	$656

Prestige Brands Holdings, Inc.
Consolidated Statements of Income
Business Segments
(Unaudited)

	Three Months Ended September 30, 2013			Six Months Ended September 30, 2013
	OTC Healthcare	Household Cleaning	Consolidated	OTC Healthcare	Household Cleaning	Consolidated
(In thousands)
Net sales	$142,454	$24,550	$167,004	$265,222	$43,883	$309,105
Other revenues	155	1,283	1,438	312	1,996	2,308
Total revenues	142,609	25,833	168,442	265,534	45,879	311,413
Cost of sales	55,325	18,398	73,723	100,336	32,875	133,211
Gross profit	87,284	7,435	94,719	165,198	13,004	178,202
Advertising and promotion	25,313	731	26,044	43,545	1,639	45,184
Contribution margin	$61,971	$6,704	68,675	$121,653	$11,365	133,018
Other operating expenses			14,913			29,815
Operating income			53,762			103,203
Other expense			16,439			32,344
Income before income taxes			37,323			70,859
Provision for income taxes			4,531			17,375
Net income			$32,792			$53,484

	Three Months Ended September 30, 2012			Six Months Ended September 30, 2012
	OTC Healthcare	Household Cleaning	Consolidated	OTC Healthcare	Household Cleaning	Consolidated
(In thousands)
Net sales	$137,771	$23,552	$161,323	$263,775	$43,468	$307,243
Other revenues	164	368	532	345	1,264	1,609
Total revenues	137,935	23,920	161,855	264,120	44,732	308,852
Cost of sales	53,469	17,841	71,310	100,868	33,835	134,703
Gross profit	84,466	6,079	90,545	163,252	10,897	174,149
Advertising and promotion	22,046	1,462	23,508	39,899	3,934	43,833
Contribution margin	$62,420	$4,617	67,037	$123,353	$6,963	130,316
Other operating expenses			15,881			35,327
Operating income			51,156			94,989
Other expense			19,660			39,508
Income before income taxes			31,496			55,481
Provision for income taxes			12,252			21,582
Net income			$19,244			$33,899

About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization, income or loss from discontinued operations or the sale thereof and Non-GAAP Adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization, income or loss from discontinued operations and the sale thereof, gain on settlement, loss on extinguishment of debt, certain other legal and professional fees, and acquisition-related costs. We define Non-GAAP Adjusted Gross Margin as Gross Profit before certain acquisition and integration-related costs.We define Non-GAAP Adjusted Operating Income as Operating Income minus certain other legal and professional fees, acquisition and other integration costs. We define Non-GAAP Adjusted Net Income as Net Income before gain on settlement, loss on extinguishment of debt, certain other legal and professional fees, acquisition and integration-related costs, income or loss from discontinued operations and sale thereof, the applicable tax impacts associated with these items and the tax impacts of state tax rate adjustments and other non-deductible items. Non-GAAP Adjusted EPS is calculated based on Non-GAAP Adjusted Net Income, divided by the weighted average number of common and potential common shares outstanding during the period. We define Non-GAAP Free Cash Flow as Net Cash provided by operating activities less cash paid for capital expenditures. Non-GAAP Free Cash Flow per Share is calculated based on Non-GAAP Free Cash Flow, divided by the weighted average number of common and potential common shares outstanding during the period. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share may not be comparable to similarly titled measures reported by other companies.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share because they provide additional ways to view our operations, when considered with both our GAAP results and the reconciliation to net income and net cash provided by operating activities, respectively, which we believe provide a more complete understanding of our business than could be obtained absent this disclosure. Each of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share is presented solely as a supplemental disclosure because (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income and Non-GAAP Adjusted EPS internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share has limitations, and you should not consider these measures in isolation from or as an alternative to GAAP measures such as Operating income, Net income, and Net cash flow provided by operating activities, or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.

The following tables set forth the reconciliation of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share, all of which are non-GAAP financial measures, to GAAP Gross Profit, GAAP Operating Income,

GAAP Net Income, GAAP Diluted EPS and GAAP Net cash provided by operating activities, our most directly comparable financial measures presented in accordance with GAAP.

Reconciliation of GAAP Total Revenues to Non-GAAP Total Revenues excluding acquisitions and divestitures:

	Three Months Ended September 30,		Six Months Ended September 30,
	2013	2012	2013	2012
(In thousands)
GAAP Total Revenues	$168,442	$161,855	$311,413	$308,852
Adjustments: (1)
Care revenues	(5,429)	—	(5,429)	—
Phazyme revenues	—	(1,394)	—	(3,044)
Total adjustments	(5,429)	(1,394)	(5,429)	(3,044)
Non-GAAP Total Revenues excluding acquisitions and divestitures	$163,013	$160,461	$305,984	$305,808
(1) Revenue adjustments relate to our OTC Healthcare segment

Reconciliation of GAAP Total Revenues to Non-GAAP Adjusted Total Revenues and GAAP Gross Profit to Non-GAAP Adjusted Gross Margin:

	Three Months Ended September 30,		Six Months Ended September 30,
	2013	2012	2013	2012
(In thousands)
GAAP Total Revenues	$168,442	$161,855	$311,413	$308,852
Adjustments: (1)
Additional sales costs associated with GSK	—	—	—	411
Total adjustments	—	—	—	411
Non-GAAP Adjusted Total Revenues	$168,442	$161,855	$311,413	$309,263

GAAP Gross Profit	$94,719	$90,545	$178,202	$174,149
Adjustments:
Inventory step-up charge associated with acquisitions	577	—	577	23
Care acquisition related inventory costs	407	—	407	—
Additional sales costs associated with GSK	—	—	—	411
Additional product testing costs associated with GSK	—	—	—	220
Additional supplier transaction costs associated with GSK	—	1,661	—	1,661
Total adjustments	984	1,661	984	2,315
Non-GAAP Adjusted Gross Margin	$95,703	$92,206	$179,186	$176,464
Non-GAAP Adjusted Gross Margin %	56.8%	57.0%	57.5%	57.1%
(1) Revenue adjustments relate to our OTC Healthcare segment

Reconciliation of GAAP Operating Income to Non-GAAP Adjusted Operating Income:

	Three Months Ended September 30,		Six Months Ended September 30,
	2013	2012	2013	2012
(In thousands)
GAAP Operating Income	$53,762	$51,156	$103,203	$94,989
Adjustments:
Inventory step-up charge associated with acquisitions	577	—	577	23
Care acquisition related inventory costs	407	—	407	—
Additional sales costs associated with GSK	—	—	—	411
Additional product testing costs associated with GSK	—	—	—	220
Additional supplier transition costs associated with GSK	—	1,661	—	1,661
Legal and professional fees associated with acquisitions (2)	85	39	668	98
Unsolicited proposal costs (2)	—	—	—	534
Transition and integration costs associated with GSK (2)	—	1,684	—	5,811
Total adjustments	1,069	3,384	1,652	8,758
Non-GAAP Adjusted Operating Income	$54,831	$54,540	$104,855	$103,747
(2) Adjustments related to G&A expenses

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA:

	Three Months Ended September 30,		Six Months Ended September 30,
	2013	2012	2013	2012
(In thousands)
GAAP Net Income	$32,792	$19,244	$53,484	$33,899
Interest expense, net	16,439	19,660	32,344	39,508
Income tax provision	4,531	12,252	17,375	21,582
Depreciation and amortization	3,294	3,296	6,562	6,591
Non-GAAP EBITDA:	57,056	54,452	109,765	101,580
Adjustments:
Inventory step-up charge associated with acquisitions	577	—	577	23
Care acquisition related inventory costs	407	—	407	—
Additional sales costs associated with GSK	—	—	—	411
Additional product testing costs associated with GSK	—	—	—	220
Additional supplier transaction costs associated with GSK	—	1,661	—	1,661
Legal and professional fees associated with acquisitions (2)	85	39	668	98
Unsolicited proposal costs (2)	—	—	—	534
Transition and integration costs associated with GSK(2)	—	1,684	—	5,811
Total adjustments	1,069	3,384	1,652	8,758
Non-GAAP Adjusted EBITDA	$58,125	$57,836	$111,417	$110,338
(2) Adjustments related to G&A expenses

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and related Adjusted Earnings Per Share:

	Three Months Ended September 30,				Six Months Ended September 30,
	2013	2013 Adjusted EPS	2012	2012 Adjusted EPS	2013	2013 Adjusted EPS		2012	2012 Adjusted EPS
(In thousands)
GAAP Net Income	$32,792	$0.63	$19,244	$0.38	$53,484	$1.03		$33,899	$0.66
Adjustments:
Inventory step-up charge associated with acquisitions	577	0.01	—	—	577	0.01		23	—
Care acquisition related inventory costs	407	0.01	—	—	407	0.01		—	—
Additional sales costs associated with GSK	—	—	—	—	—	—		411	0.01
Additional product testing costs associated with GSK	—	—	—	—	—	—		220	0.01
Additional supplier transition costs associated with GSK	—	—	1,661	0.03	—	—		1,661	0.03
Legal and professional fees associated with acquisitions (2)	85	—	39	—	668	0.01	13,907	98	—
Unsolicited proposal costs (2)	—	—	—	—	—	—		534	0.01
Transition and integration costs associated with GSK (2)	—	—	1,684	0.03	—	—		5,811	0.11
Tax impact of adjustments	(133)	(0.01)	(1,300)	(0.02)	(356)	(0.01)		(3,407)	(0.06)
Impact of state tax adjustments	(9,085)	(0.17)	—	—	(9,085)	(0.17)		—	—
Total adjustments	(8,149)	(0.16)	2,084	0.04	(7,789)	(0.15)		5,351	0.11
Non-GAAP Adjusted Net Income and Adjusted EPS	$24,643	$0.47	$21,328	$0.42	$45,695	$0.88		$39,250	$0.77
(2) Adjustments related to G&A expenses

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow:

	Three Months Ended September 30,		Six Months Ended September 30,
	2013	2012	2013	2012
(In thousands)
GAAP Net cash provided by operating activities	$32,800	$45,632	$55,598	$60,374
Additions to property and equipment for cash	(955)	(4,068)	(2,319)	(5,266)
Non-GAAP Free Cash Flow	$31,845	$41,564	$53,279	$55,108

Non-GAAP Free Cash Flow per Share	$0.61	$0.81	$1.02	$1.08

Reconciliation of GAAP Net Income and EPS to Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share:

	Three Months Ended September 30,				Six Months Ended September 30,
	2013	2013 Free Cash Flow per Share	2012	2012 Free Cash Flow per Share	2013	2013 Free Cash Flow per Share	2012	2012 Free Cash Flow per Share
(In thousands)
GAAP Net Income	$32,792	$0.63	$19,244	$0.38	$53,484	$1.03	$33,899	$0.66
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	3,681	0.07	12,096	0.24	16,174	0.31	24,853	0.49
Changes in operating assets and liabilities, net of effects from acquisitions as shown in the Statement of Cash Flows	(3,673)	(0.07)	14,292	0.27	(14,060)	(0.27)	1,622	0.03
Total adjustments	8	—	26,388	0.51	2,114	0.04	26,475	0.52
GAAP Net cash provided by operating activities	32,800	0.63	45,632	0.89	55,598	1.07	60,374	1.18
Additions to property and equipment for cash	(955)	(0.02)	(4,068)	(0.08)	(2,319)	(0.05)	(5,266)	(0.10)
Non-GAAP Free Cash Flow per Share	$31,845	$0.61	$41,564	$0.81	$53,279	$1.02	$55,108	$1.08